EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-58570) pertaining to the 1983 Incentive Stock Option Plan of Intrusion Inc., the 1987 Incentive Stock Option Plan of Intrusion Inc., the Registration Statement (Form S-8, No. 333-60928), the Registration Statement (Form S-8, No. 333-57948) pertaining to the 1995 Stock Option Plan of Intrusion Inc., as amended, the Registration Statement (Form S-8, No. 33-34484), the Registration Statement (Form S-8, No. 333-90408) pertaining to the 1995 Non-employee Director Stock Option Plan of Intrusion Inc., as amended, the Registration Statement (Form S-8, No. 33-42927) pertaining to the 1997 Employee Stock Purchase Plan of Intrusion Inc., the Registration Statement (Form S-8, No. 33-80898) pertaining to the 401(k) Savings Plan of Intrusion Inc., the Registration Statement (Form S-8, No. 333-53813) pertaining to the Essential Communication Corporation 1996 Stock Option Plan, and the Registration Statement (Form S-8, No. 333-125816) pertaining to the Intrusion Inc. 2005 Stock Incentive Plan of our report dated February 3, 2006, except for Notes 1 and 10 to which the date is March 29, 2006, with respect to the consolidated financial statements of Intrusion Inc. included in its Annual Report (Form 10-KSB) for the years ended December 31, 2005 and 2004.

/s/ KBA Group LLP
Dallas, Texas
March 29, 2006